CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm as the auditor to the predecessor funds under the caption “Independent Registered Public Accounting Firm”, and to the incorporation by reference of our reports dated October 26, 2009 for Van Kampen International Advantage Fund and Van Kampen International Growth Fund, in the Statement of Additional Information of AIM Investment Funds (Invesco Investment Funds) in this Post-Effective Amendment No. 102 to the Registration Statement (Form N-1A No. 033-19338) of the AIM Investment Funds (Invesco Investment Funds).
ERNST & YOUNG LLP
Chicago, Illinois
October 22, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm as auditor to the predecessor funds under the caption “Independent Registered Public Accounting Firm”, and to the incorporation by reference of our report dated February 25, 2010 on International Growth Equity Portfolio included in the Annual Report to Shareholders for the fiscal year ended December 31, 2009, in the Statement of Additional Information of AIM Investment Funds (Invesco Investment Funds) in this Post-Effective Amendment No. 102 to the Registration Statement (Form N-1A No. 033-19338) of the AIM Investment Funds (Invesco Investment Funds).

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 22, 2010